Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-103390, 333-84024, 333-75047, 333-48989, 333-35034, and 333-24105) and Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-8 Registration Statement (No. 333-102014) of MAPICS, Inc. of our report dated December 12, 2003 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia

December 22, 2003